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                                                                  EXHIBIT 10.133

                                                           (Depositor to Issuer)

                                 SALE AGREEMENT

            This SALE AGREEMENT (this "AGREEMENT"), dated as of June 15, 2004, is by and among Bluegreen Receivables Finance Corporation VIII, a Delaware corporation (the "DEPOSITOR"), and BXG Receivables Note Trust 2004-B, a statutory trust formed under the laws of the State of Delaware (the "ISSUER"), and their respective permitted successors and assigns.

                              W I T N E S S E T H:

            WHEREAS, on the Closing Date, (i) the Depositor intends to sell and the Issuer intends to purchase the Initial Timeshare Loans, and (ii) the Issuer intends to pledge the Trust Estate (including all Timeshare Loans acquired by the Issuer from time to time) to U.S. Bank National Association, a national banking association, as Indenture Trustee (the "INDENTURE TRUSTEE"), pursuant to an indenture, dated as of June 15, 2004 (the "INDENTURE"), by and among the Issuer, Bluegreen Corporation ("BLUEGREEN" or the "CLUB ORIGINATOR"), a Massachusetts corporation, in its capacity as Servicer (the "SERVICER"), Vacation Trust, Inc., a Florida corporation, as Club Trustee (the "CLUB TRUSTEE") and the Indenture Trustee, to secure the Issuer's 4.445% Timeshare Loan-Backed Notes, Series 2004-B, Class A, 4.695% Timeshare Loan-Backed Notes, Series 2004-B, Class B, 5.190% Timeshare Loan-Backed Notes, Series 2004-B, Class C, 6.680% Timeshare Loan-Backed Notes, Series 2004-B, Class D and 7.180% Timeshare Loan-Backed Notes, Series 2004-B, Class E (collectively, the "NOTES");

            WHEREAS, on each Transfer Date during the Prefunding Period (i) the Depositor intends to sell and the Issuer intends to purchase one or more Subsequent Timeshare Loans and (ii) by operation of the Indenture, the Issuer shall pledge such Subsequent Timeshare Loans to the Indenture Trustee to secure the Issuer's Notes.

            WHEREAS, the Depositor may, and in certain circumstances will be required to cure, repurchase or substitute and provide Qualified Substitute Timeshare Loans for Defective Timeshare Loans, previously sold to the Issuer hereunder and pledged to the Indenture Trustee pursuant to the Indenture; and

            WHEREAS, the Depositor may, at the direction of the Club Originator, be required to exercise the Club Originator's option to purchase or replace Timeshare Loans that become subject to an Upgrade or Defaulted Timeshare Loans previously sold to the Issuer hereunder and pledged to the Indenture Trustee pursuant to the Indenture.

            NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

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            SECTION 1. Definitions; Interpretation. Capitalized terms used but not defined herein shall have the meanings specified in "Standard Definitions" attached hereto as Annex A.

            SECTION 2. Acquisition of Timeshare Loans.

            (a) (i) Initial Timeshare Loans. On the Closing Date, by execution of this Agreement and in return for the Timeshare Loan Acquisition Price for each of the Initial Timeshare Loans, the Depositor does hereby transfer, assign, sell and grant to the Issuer, without recourse (except as provided in Section 6 and Section 8 hereof), any and all of the Depositor's right, title and interest in and to (i) the Initial Timeshare Loans listed on Schedule III hereto, (ii) the Receivables in respect of the Initial Timeshare Loans due after the related Cut-Off Date, (iii) the related Timeshare Loan Documents (excluding any rights as developer or declarant under the Timeshare Declaration, the Timeshare Program Consumer Documents or the Timeshare Program Governing Documents), (iv) all Related Security in respect of each Initial Timeshare Loan, (v) the Depositor's rights and remedies under the related Purchase Agreement and Transfer Agreements including, but not limited to, its rights with respect to the representations and warranties of the Club Originator therein, together with all rights of the Depositor with respect to any breach thereof including any right to require the Club Originator to cure, repurchase or substitute any Defective Timeshare Loans in accordance with the provisions of the Transfer Agreements and Purchase Agreement, and (vi) all income, payments, proceeds and other benefits and rights related to any of the foregoing. Upon such sale and transfer, the ownership of each Initial Timeshare Loan and all collections allocable to principal and interest thereon since the related Cut-Off Date and all other property interests or rights conveyed pursuant to and referenced in this Section 2(a)(i) shall immediately vest in the Issuer, its successors and assigns. The Depositor shall not take any action inconsistent with such ownership nor claim any ownership interest in any Initial Timeshare Loan for any purpose whatsoever other than for federal and state income tax reporting, if applicable. The parties to this Agreement hereby acknowledge that the "credit risk" of the Initial Timeshare Loans conveyed hereunder shall be borne by the Issuer and its subsequent assignees.

            (ii) Subsequent Timeshare Loans. On the related Transfer Date during the Prefunding Period, in return for an amount equal to the Timeshare Loan Acquisition Price of each of the Subsequent Timeshare Loans to be sold on such date, the Depositor does hereby transfer, assign, sell and grant to the Issuer, without recourse (except as provided in Section 6 and Section 8 hereof), any and all of the Depositor's right, title and interest in and to (i) the Subsequent Timeshare Loans listed on the Schedule of Timeshare Loans attached to the related Subsequent Transfer Notice, (ii) the Receivables in respect of the Subsequent Timeshare Loans due after the related Cut-Off Date, (iii) the related Timeshare Loan Documents (excluding any rights as developer or declarant under the Timeshare Declaration, the Timeshare Program Consumer Documents or the Timeshare Program Governing Documents), (iv) all Related Security in respect of each Subsequent Timeshare Loan, (v) the Depositor's rights and remedies under the related Purchase Agreement and Transfer Agreements including, but not limited to, its rights with respect to the representations and warranties of the Club Originator therein, together with all rights of the Depositor with respect to any breach thereof including any right to require the Club Originator to cure, repurchase or substitute any Defective Timeshare Loans in accordance with the provisions of the Transfer Agreements and Purchase Agreement, and (vi) all income,

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payments, proceeds and other benefits and rights related to any of the foregoing
(the property in Section 2(a)(i) and this Section 2(a)(ii), the "ASSETS"). Upon such sale and transfer, the ownership of each Subsequent Timeshare Loan and all collections allocable to principal and interest thereon since the related
Cut-Off Date and all other property interests or rights conveyed pursuant to and referenced in this Section 2(a)(ii) shall immediately vest in the Issuer, its successors and assigns. The Depositor shall not take any action inconsistent with such ownership nor claim any ownership interest in any Subsequent Timeshare Loan for any purpose whatsoever other than for federal and state income tax reporting, if applicable. The parties to this Agreement hereby acknowledge that the "credit risk" of the Subsequent Timeshare Loans conveyed hereunder shall be borne by the Issuer and its subsequent assignees.

            (b) Delivery of Timeshare Loan Documents. In connection with the sale, transfer, assignment and conveyance of any Timeshare Loans hereunder, the Issuer hereby directs the Depositor and the Depositor hereby agrees to deliver or cause to be delivered to the Custodian all related Timeshare Loan Files and to the Servicer all related Timeshare Loan Servicing Files.

            (c) Collections. The Depositor shall deposit or cause to be deposited all collections in respect of the Timeshare Loans received by the Depositor or its Affiliates (other than the Issuer) after the related Cut-Off Date in the Lockbox Account.

            (d) Limitation of Liability. None of the Issuer, the Depositor or any subsequent assignee of the Issuer shall have any obligation or liability with respect to any Timeshare Loan nor shall the Issuer, the Depositor or any subsequent assignee have any liability to any Obligor in respect of any Timeshare Loan. No such obligation or liability is intended to be assumed by the Issuer, the Depositor or any subsequent assignee herewith and any such liability is hereby expressly disclaimed.

            SECTION 3. Intended Characterization; Grant of Security Interest. It is the intention of the parties hereto that each transfer of Timeshare Loans to be made pursuant to the terms hereof shall constitute a sale by the Depositor to the Issuer and not a loan secured by the Timeshare Loans. In the event, however, that a court of competent jurisdiction were to hold that any such transfer constitutes a loan and not a sale, it is the intention of the parties hereto that the Depositor shall be deemed to have granted to the Issuer as of the date hereof a first priority perfected security interest in all of Depositor's right, title and interest in, to and under the Assets specified in Section 2 hereof and that with respect to such conveyance, this Agreement shall constitute a security agreement under applicable law. In the event of the characterization of any such transfer as a loan, the amount of interest payable or paid with respect to such loan under the terms of this Agreement shall be limited to an amount which shall not exceed the maximum non-usurious rate of interest allowed by the applicable state law or any applicable law of the United States permitting a higher maximum non-usurious rate that preempts such applicable state law, which could lawfully be contracted for, charged or received (the "HIGHEST LAWFUL RATE"). In the event any payment of interest on any such loan exceeds the Highest Lawful Rate, the parties hereto stipulate that (a) to the extent possible given the term of such loan, such excess amount previously paid or to be paid with respect to such loan be applied to reduce the principal balance of such loans, and the provisions thereof immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new

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document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder and (b) to the extent that the reduction of the principal balance of, and the amounts collectible under, such loan and the reformation of the provisions thereof described in the immediately preceding clause (a) is not possible given the term of such loan, such excess amount will be deemed to have been paid with respect to such loan as a result of an error and upon discovery of such error or upon notice thereof by any party hereto such amount shall be refunded by the recipient thereof.

      The characterization of the Depositor as "debtor" and the Issuer as "secured party" in any such financing statement required hereunder is solely for protective purposes and shall in no way be construed as being contrary to the intent of the parties that this transaction be treated as a sale to the Issuer of such Depositor's entire right, title and interest in and to the Assets.

      Each of the Club Trustee, Club Trust, the Depositor and any of their Affiliates hereby agrees to make the appropriate entries in its general accounting records and to indicate that the Timeshare Loans have been transferred to the Indenture Trustee and constitute part of the Issuer's estate in accordance with the terms of the Trust created under the Trust Agreement.

            SECTION 4. Conditions Precedent to Acquisition of Timeshare Loans by the Issuer. The obligations of the Issuer to purchase any Timeshare Loans hereunder shall be subject to the satisfaction of the following conditions:

            (a) All representations and warranties of the Depositor contained in
Section 5 and in Schedule I hereof, and all information provided in the Schedule of Timeshare Loans or as updated with respect to the related Subsequent Transfer Notice shall be true and correct as of the Closing Date or Transfer Date, as applicable, and the Depositor shall have delivered to the Issuer, the Indenture Trustee and the Initial Purchaser an Officer's Certificate to such effect.

            (b) On or prior to the Closing Date or a Transfer Date, as applicable, the Depositor shall have delivered or shall have caused the delivery of (i) the related Timeshare Loan Files to the Custodian and the Custodian shall have delivered a receipt therefore pursuant to the Custodial Agreement and (ii) the Timeshare Loan Servicing Files to the Servicer.

            (c) The Depositor shall have delivered or cause to be delivered all other information theretofore required or reasonably requested by the Issuer to be delivered by the Depositor or performed or cause to be performed all other obligations required to be performed as of the Closing Date or the Transfer Date, as the case may be, including all filings, recordings and/or registrations as may be necessary in the reasonable opinion of the Issuer or the Indenture Trustee to establish and preserve the right, title and interest of the Issuer or the Indenture Trustee, as the case may be, in the related Timeshare Loans.

            (d) On or before the Closing Date, the Issuer, the Servicer, the Club Trustee, the Backup Servicer and the Indenture Trustee shall have entered into the Indenture.

            (e) The Notes shall be issued and sold on the Closing Date, the Issuer shall receive the full consideration due it upon the issuance of the Notes, and the Issuer shall have

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applied such consideration, to the extent necessary, to pay the Timeshare Loan
Acquisition Price for each Initial Timeshare Loan.

            (f) With respect to Subsequent Timeshare Loans, the Issuer shall apply funds from the Prefunding Account, to the extent necessary, to pay the Depositor the Timeshare Loan Acquisition Price for each Subsequent Timeshare Loan. Each Subsequent Timeshare Loan conveyed on a Transfer Date shall be an Eligible Timeshare Loan and each of the conditions herein and in the Indenture for the purchase of Subsequent Timeshare Loans shall have been satisfied..

            (g) Each Timeshare Loan conveyed on a Transfer Date shall satisfy each of the criteria specified in the definition of "Qualified Substitute Timeshare Loan" and each of the conditions herein and in the Indenture for substitution of Timeshare Loans shall have been satisfied.

            (h) The Issuer shall have received such other certificates and opinions as it shall be reasonably request.

            SECTION 5. Representations and Warranties and Certain Covenants of the Depositor.

            (a) The Depositor represents and warrants to the Issuer and the Indenture Trustee for the benefit of the Noteholders, as of the Closing Date (with respect to the Initial Timeshare Loans transferred on the Closing Date) and on each Transfer Date (with respect to any Subsequent Timeshare Loans or Qualified Substitute Timeshare Loans transferred on such Transfer Date) as follows:

                  (i) Due Incorporation; Valid Existence; Good Standing. The Depositor is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation; and is duly qualified to do business as a foreign corporation and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations under this Agreement makes such qualification necessary, except where the failure to be so qualified will not have a material adverse effect on the business of the Depositor or its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of any Timeshare Loans.

                  (ii) Possession of Licenses, Certificates, Franchises and Permits. The Depositor holds, and at all times during the term of this Agreement will hold, all material licenses, certificates, franchises and permits from all governmental authorities necessary for the conduct of its business, and has received no notice of proceedings relating to the revocation of any such license, certificate, franchise or permit, which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of the Timeshare Loans.

                  (iii) Corporate Authority and Power. The Depositor has, and at all times during the term of this Agreement will have, all requisite corporate power and authority to own its properties, to conduct its business, to execute and deliver this Agreement and all documents and transactions contemplated hereunder and to perform all of its obligations under this Agreement and any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder. The Depositor has all requisite corporate power and authority to acquire, own, transfer and convey the Timeshare Loans to the Issuer.

                  (iv) Authorization, Execution and Delivery Valid and Binding. This Agreement and all other Transaction Documents and instruments required or contemplated hereby to be executed and delivered by the Depositor have been duly authorized, executed and delivered by the Depositor and, assuming the due execution and delivery by, the other party or parties hereto and thereto, constitute legal, valid and binding agreements enforceable against the Depositor in accordance with their respective terms subject, as to enforceability, to bankruptcy, insolvency, reorganization, liquidation, dissolution, moratorium and other similar applicable laws affecting the enforceability of creditors' rights generally applicable in the event of the bankruptcy, insolvency, reorganization, liquidation or dissolution, as applicable, of the Depositor and to general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law. This Agreement constitutes a valid transfer of the Depositor's interest in the Timeshare Loans to the Issuer or, in the event of the characterization of any such transfer as a loan, the valid creation of a first priority perfected security interest in the Timeshare Loans in favor of the Issuer.

                  (v) No Violation of Law, Rule, Regulation, etc. The execution, delivery and performance by the Depositor of this Agreement and any other Transaction Document to which the Depositor is a party do not and will not
      (A) violate any of the provisions of the articles of incorporation or bylaws of the Depositor, (B) violate any provision of any law, governmental rule or regulation currently in effect applicable to the Depositor or its properties or by which the Depositor or its properties may be bound or affected, including, without limitation, any bulk transfer laws, where such violation would have a material adverse effect on its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of the Timeshare Loans, (C) violate any judgment, decree, writ, injunction, award, determination or order currently in effect applicable to the Depositor or its properties or by which the Depositor or its properties are bound or affected, where such violation would have a material adverse effect on its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of the Timeshare Loans, (D) conflict with, or result in a breach of, or constitute a default under, any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which the Depositor is a party or by which it is bound where such violation would have a material adverse effect on its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of Timeshare Loans or (E) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, mortgage, deed of trust, contract or other instrument.

                  (vi) Governmental Consent. No consent, approval, order or authorization of, and no filing with or notice to, any court or other Governmental Authority in respect of the Depositor is required which has not been obtained in connection with the authorization, execution, delivery or performance by the Depositor of this Agreement or any of the other Transaction Documents to which it is a party or under the transactions contemplated hereunder or thereunder, including, without limitation, the transfer of the Timeshare Loans and the creation of the security interest of the Issuer therein pursuant to Section 3 hereof.

                  (vii) Defaults. The Depositor is not in default under any material agreement, contract, instrument or indenture to which the Depositor is a party or by which it or its properties is or are bound, or with respect to any order of any court, administrative agency, arbitrator or governmental body, in each case, which would have a material adverse effect on the transactions contemplated hereunder or on the business, operations, financial condition or assets of the Depositor, and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such agreement, contract, instrument or indenture, or with respect to any such order of any court, administrative agency, arbitrator or governmental body.

                  (viii) Insolvency. The Depositor is solvent and will not be rendered insolvent by the transfer of the Timeshare Loans hereunder. On the Closing Date, the Depositor will not engage in any business or transaction the result of which would cause the property remaining with the Depositor to constitute an unreasonably small amount of capital.

                  (ix) Pending Litigation or Other Proceedings. Other than as described in the Offering Circular, there is no pending or, to the Depositor's Knowledge, threatened action, suit, proceeding or investigation before any court, administrative agency, arbitrator or governmental body against or affecting the Depositor which, if decided adversely, would materially and adversely affect (A) the condition (financial or otherwise), business or operations of the Depositor, (B) the ability of the Depositor to perform its obligations under, or the validity or enforceability of, this Agreement or any other documents or transactions contemplated under this Agreement, (C) any Timeshare Loan or title of any Obligor to any related Timeshare Property or (D) the Issuer's or the Indenture Trustee's ability to foreclose or otherwise enforce the liens of the Mortgage Notes and the rights of the Obligors to use and occupy the related Timeshare Properties.

                  (x) Information. No document, certificate or report furnished or required to be furnished by or on behalf of the Depositor pursuant to this Agreement, in its capacity as Depositor, contains or will contain when furnished any untrue statement of a material fact or fails or will fail to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which it was made. There are no facts known to the Depositor which, individually or in the aggregate, materially adversely affect, or which (aside from general economic trends) may reasonably be expected to materially adversely affect in the future, the financial condition or assets or business of the Depositor, or which may impair the ability of the Depositor to perform its obligations under this Agreement, which have not been disclosed herein or therein or in the certificates and other documents furnished to the Issuer by or on behalf of the Depositor specifically for use in connection with the transactions contemplated hereby or thereby.

                  (xi) Foreign Tax Liability. The Depositor is not aware of any Obligor under a Timeshare Loan who has withheld any portion of payments due under such Timeshare Loan because of the requirements of a foreign taxing authority, and no foreign taxing authority has contacted the Depositor concerning a withholding or other foreign tax liability.

                  (xii) Employee Benefit Plan Liability. As of the Closing Date and each Transfer Date, as applicable, (i) no "accumulated funding deficiency" (as such term is defined under ERISA and the Code), whether or not waived, exists with respect to any "employee pension benefit plan" (as such term is defined under ERISA) sponsored, maintained or contributed to by the Depositor or any of its affiliates, and, to the Depositor's knowledge, no event has occurred or circumstance exists that may result in an accumulated funding deficiency as of the last day of the current plan year of any such plan; (ii) the Depositor and each of its affiliates has made all contributions required under each multiemployer plan (as such term is defined under ERISA) (a "Multiemployer Plan") to which the Depositor or any of its affiliates contributes or in which the Depositor or any of its affiliates participates (a "Depositor Multiemployer Plan"); and (iii) neither the Depositor nor any of its affiliates has withdrawn from any Multiemployer Plan with respect to which there is any outstanding liability and, to the Depositor's knowledge, no event has occurred or circumstance exists that presents a risk of the occurrence of any withdrawal from, or the partition, termination, reorganization or insolvency of, any Depositor Multiemployer Plan that could result in any liability to the Depositor.

                  (xiii) Taxes. The Depositor has filed all tax returns (federal, state and local) which it reasonably believes are required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges due from the Depositor or is contesting any such tax, assessment or other governmental charge in good faith through appropriate proceedings or except where the failure to file or pay will not have a material adverse effect on the rights and interests of the Issuer or any of its subsequent assignees. The Depositor knows of no basis for any material additional tax assessment for any fiscal year for which adequate reserves have not been established.

      The Depositor intends to pay all such taxes, assessments and governmental charges when due.

                  (xiv) Place of Business. The principal place of business and chief executive office where the Depositor keeps its records concerning the Timeshare Loans will be 4960 Conference Way North, Suite 100, Boca Raton, Florida 33431 (or such other place specified by the Depositor by written notice to the Issuer and the Indenture Trustee). The Depositor is a corporation formed under the laws of the State of Delaware.

                  (xv) Securities Laws. The Depositor is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. No portion of the Timeshare Loan Acquisition Price for each of the Timeshare Loans will be used by the Depositor to acquire any security in any transaction which is subject to Section 13 or Section 14 of the Securities Exchange Act of 1934, as amended.

                  (xvi) Bluegreen Vacation Club. With respect to the Club Loans:

                        (A) The Club Trust Agreement, of which a true and
            correct copy is attached hereto as Exhibit B is in full force and effect and a certified copy of the Club Trust Agreement has been delivered to the Indenture Trustee together with all amendments and supplements in respect thereof;

                        (B) The arrangement of contractual rights and
            obligations (duly established in accordance with the Club Trust Agreement under the laws of the State of Florida) was established for the purpose of holding and preserving certain property for the benefit of the Beneficiaries referred to in the Club Trust Agreement. The Club Trustee has all necessary trust and other authorizations and powers required to carry out its obligations under the Club Trust Agreement in the State of Florida and in all other states in which it owns Resort Interests. The Club is not a corporation or business trust under the laws of the State of Florida. The Club is not taxable as an association, corporation or business trust under federal law or the laws of the State of Florida;

                        (C) The Club Trustee is a corporation duly formed,
            validly existing and in good standing under the laws of the State of Florida. The Club Trustee is authorized to transact business in no other state. The Club Trustee is not an affiliate of the Servicer for purposes of Chapter 721, Florida Statutes and is in compliance with the requirements of such Chapter 721 requiring that it be independent of the Servicer;

                        (D) The Club Trustee had all necessary corporate power
            to execute and deliver, and has all necessary corporate power to perform its obligations under this Agreement, the other Transaction Documents to which it is a party, the Club Trust Agreement and the Club Management Agreement. The Club Trustee possesses all requisite franchises, operating rights, licenses, permits, consents, authorizations, exemptions and orders as are necessary to discharge its obligations under the Club Trust Agreement;

                        (E) The Club Trustee holds all right, title and interest
            in and to all of the Timeshare Properties related to the Club Loans solely for the benefit of the Beneficiaries referred to in, and subject in each case to the provisions of, the Club Trust Agreement and the other documents and agreements related thereto. Except with respect to the Mortgages, the Club Trustee has permitted none of such related Timeshare Loans to be made subject to any lien or encumbrance during the time it has been a part of the trust estate under the Club Trust Agreement;

                        (F) There are no actions, suits, proceedings, orders or
            injunctions pending against the Club or the Club Trustee, at law or in equity, or before or by any governmental authority which, if adversely determined, could reasonably be expect to have a material adverse effect on the Trust Estate or the Club Trustee's ability to perform its obligations under the Transaction Documents;

                        (G) Neither the Club nor the Club Trustee has incurred
            any indebtedness for borrowed money (directly, by guarantee, or otherwise);

                        (H) All ad valorem taxes and other taxes and assessments
            against the Club and/or its trust estate have been paid when due and neither the Servicer nor the Club Trustee knows of any basis for any additional taxes or assessments against any such property. The Club has filed all required tax returns and has paid all taxes shown to be due and payable on such returns, including all taxes in respect of sales of Owner Beneficiary Rights (as defined in the Club Trust Agreement) and Vacation Points;

                        (I) The Club and the Club Trustee are in compliance in
            all material respects with all applicable laws, statutes, rules and governmental regulations applicable to it and in compliance with each material instrument, agreement or document to which it is a party or by which it is bound, including, without limitation, the Club Trust Agreement;

                        (J) Except as expressly permitted in the Club Trust
            Agreement, the Club Trustee has maintained the One-to-One Beneficiary to Accommodation Ratio (as such terms are defined in the Club Trust Agreement);

                        (K) Bluegreen Vacation Club, Inc. is a non-stock
            corporation duly formed, validly existing and in good standing under the laws of the State of Florida;

                        (L) Upon purchase of the Club Loans and related Trust
            Estate hereunder, the Issuer is an "Interest Holder Beneficiary" under the Club Trust Agreement and each of the Club Loans constitutes "Lien Debt", "Purchase Money

            Lien Debt" and "Owner Beneficiary Obligations" under the Club Trust Agreement; and

                        (M) Except as disclosed to the Indenture Trustee in
            writing, each Mortgage associated with a Club Loan and granted by the Club Trustee or the Obligor on the related Club Loan, as applicable, has been duly executed, delivered and recorded by or pursuant to the instructions of the Club Trustee under the Club Trust Agreement and such Mortgage is valid and binding and effective to create the lien and security interests in favor of the Indenture Trustee (upon assignment thereof to the Indenture Trustee). Each of such Mortgages was granted in connection with the financing of a sale of a Resort Interest.

            (b) The Depositor hereby represents and warrants to the Issuer and the Indenture Trustee that it has entered into the Transfer Agreements and Purchase Agreement, that the Club Originator has made the representations and warranties in the Transfer Agreements and Purchase Agreement as set forth therein, that such representations and warranties run to and are for the benefit of the Depositor, the Issuer, the Indenture Trustee and the Noteholders, and that pursuant to Section 2 hereof, the Depositor has transferred and assigned to the Issuer all rights and remedies of the under the Transfer Agreements and Purchase Agreement.

            (c) The Transfer Agreements and Purchase Agreement, including the other Transaction Documents contemplated thereby, are the only agreements pursuant to which the Depositor acquires ownership of the Timeshare Loans. To the Knowledge of the Depositor, the representations and warranties of Club Originator under the Transfer Agreements and Purchase Agreement are true and correct.

            (d) In consideration of Sections 5(b) and (c) above, the Depositor hereby makes the representations and warranties relating to the Timeshare Loans contained in Schedule I hereto for the benefit of the Issuer and the Indenture Trustee for the benefit of the Noteholders as of the Closing Date (with respect to each Initial Timeshare Loan transferred on the Closing Date) and as of each Transfer Date (with respect to any Subsequent Timeshare Loans or Qualified Substitute Timeshare Loan transferred on such Transfer Date), as applicable.

            (e) It is understood and agreed that the representations and warranties set forth in this Section 5 shall survive the sale of each Timeshare Loan to the Issuer and any assignment of such Timeshare Loan by the Issuer to the Indenture Trustee on behalf of the Noteholders and shall continue so long as any such Timeshare Loans shall remain outstanding or until such time as such Timeshare Loans are repurchased, purchased or a Qualified Substitute Timeshare Loan is provided pursuant to Section 6 hereof. The Depositor acknowledges that it has been advised that the Issuer intends to assign all of its right, title and interest in and to each Timeshare Loan and its rights and remedies under this Agreement to the Indenture Trustee on behalf of the Noteholders. The Depositor agrees that, upon any such assignment, the Indenture Trustee may enforce directly, without joinder of the Issuer (but subject to any defense that the Depositor may have under this Agreement) all rights and remedies hereunder.

            (f) With respect to any representations and warranties contained in
Section 5 which are made to the Depositor's Knowledge, if it is discovered that any representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of a Timeshare Loan or the interests of the Issuer or any subsequent assignee thereof, then notwithstanding the such lack of Knowledge of the accuracy of such representation and warranty at the time such representation or warranty was made (without regard to any Knowledge qualifiers), such inaccuracy shall be deemed a breach of such representation or warranty for purposes of the repurchase or substitution obligations described in Sections 6(a)(i) or (ii) below.

            SECTION 6. Repurchases and Substitutions.

            (a) Mandatory Repurchases and Substitutions for Breaches of Representations and Warranties. Upon the receipt of notice by the Depositor of a breach of any of the representations and warranties in Section 5 hereof (on the date on which such representation or warranty was made) which materially and adversely affects the value of a Timeshare Loan or the interests of the Issuer or any subsequent assignee of the Issuer (including the Indenture Trustee on behalf of the Noteholders) therein, the Depositor shall, within 60 days of receipt of such notice, cure in all material respects the circumstance or condition which has caused such representation or warranty to be incorrect or either (i) repurchase the Issuer's interest in such Defective Timeshare Loan from the Issuer at the Repurchase Price or (ii) provide one or more Qualified Substitute Timeshare Loans and pay the related Substitution Shortfall Amounts, if any. It is understood and agreed that the Depositor shall have the right and will enforce such right to require the Club Originator to repurchase or substitute a Defective Timeshare Loan in the event of a breach of any of the representations and warranties in Section 5 hereof which materially and adversely affects the value of a Timeshare Loan or the interests of the Issuer or any subsequent assignee of the Issuer (including the Indenture Trustee on behalf of the Noteholders) in accordance with the provisions of the Transfer Agreements and Purchase Agreement.

            (b) Optional Purchases or Substitutions of Club Loans. The Issuer acknowledges that pursuant to the Purchase Agreement and each Transfer Agreement, the Depositor has irrevocably granted the Club Originator any options to repurchase or replace Original Club Loans it has thereunder. The Issuer acknowledges that with respect any Original Club Loans for which the Club Originator and the related Obligor have elected to effect an Upgrade, the Club Originator will (at its option) either (i) pay the Repurchase Price for such Original Club Loan or (ii) substitute one or more Qualified Substitute Timeshare Loans for such Original Club Loan and pay the related Substitution Shortfall Amounts, if any; provided, however, that the Club Originator's option to substitute one or more Qualified Substitute Timeshare Loans for an Original Club Loan is limited on any date to (x) 20% of the sum of the Aggregate Closing Date Collateral Balance less (y) the Loan Balances of all Original Club Loans previously substituted by the Club Originator on the related substitution dates pursuant to this Agreement, the Purchase Agreement or the Transfer Agreements. In addition, the Issuer acknowledges that the Club Originator shall use best efforts to exercise its substitution option with respect to Original Club Loans prior to exercise of its repurchase option and to the extent that the Club Originator shall elect to substitute Qualified Substitute Timeshare Loans for an Original Club Loan, the Club Originator shall use best efforts to cause each such Qualified Substitute Timeshare Loan to be, in the following order of priority, (i) the Upgrade Club Loan related to such Original Club Loan and (ii) an Upgrade Club Loan unrelated to such Original Club Loan.

            (c) Optional Purchases or Substitutions of Defaulted Timeshare Loans. The Issuer acknowledges that pursuant to the Purchase Agreement and each Transfer Agreement, the Depositor has irrevocably granted the Club Originator any options to repurchase or substitute Defaulted Timeshare Loans it has thereunder. With respect to any Defaulted Timeshare Loans, on any date, the Club Originator will have the option, but not the obligation, to either (i) purchase a Defaulted Timeshare Loan subject to the lien of the Indenture at the Repurchase Price for such Defaulted Timeshare Loan or (ii) substitute one or more Qualified Substitute Timeshare Loans for such Defaulted Timeshare Loan and pay the related Substitution Shortfall Amounts, if any; provided, however, that the Club Originator's option to purchase a Defaulted Timeshare Loan or to substitute one or more Qualified Substitute Timeshare Loans for a Defaulted Timeshare Loan is limited on any date to the Optional Purchase Limit and the Optional Substitution Limit, respectively. The Club Originator may irrevocably waive its option to purchase or substitute a Defaulted Timeshare Loan by delivering or causing to deliver to the Indenture Trustee a Waiver Letter in the form of Exhibit A attached hereto.

            (d) Payment of Repurchase Prices and Substitution Shortfall Amounts. The Issuer hereby directs and the Depositor hereby agrees to remit or cause to be remitted all amounts in respect of Repurchase Prices and Substitution Shortfall Amounts payable during the related Due Period in immediately available funds to the Indenture Trustee to be deposited in the Collection Account on the related Transfer Date in accordance with the provisions of the Indenture. In the event that more than one Timeshare Loan is replaced pursuant to Sections 6(a),
(b) or (c) hereof on any Transfer Date, the Substitution Shortfall Amounts and the Loan Balances of Qualified Substitute Timeshare Loans shall be calculated on an aggregate basis for all substitutions made on such Transfer Date.

            (e) Schedule of Timeshare Loans. The Issuer hereby directs and the Depositor hereby agrees, on each date on which a Timeshare Loan has been repurchased, purchased or substituted, to provide or cause to be provided to the Issuer and the Indenture Trustee with a electronic supplement to Schedule III hereto and the Schedule of Timeshare Loans reflecting the removal and/or substitution of Timeshare Loans and subjecting any Qualified Substitute Timeshare Loans to the provisions of this Agreement.

            (f) Qualified Substitute Timeshare Loans. On the related Transfer Date, the Issuer hereby directs and the Depositor hereby agrees to deliver or to cause the delivery of the Timeshare Loan Files relating to the Qualified Substitute Timeshare Loans to the Indenture Trustee or to the Custodian, at the direction of the Indenture Trustee, in accordance with the provisions of the Indenture. As of such related Transfer Date, the Depositor does hereby transfer, assign, sell and grant to the Issuer, without recourse (except as provided in Section 6 and Section 8 hereof), any and all of the Depositor's right, title and interest in and to (i) each Qualified Substitute Timeshare Loan conveyed to the Issuer on such Transfer Date, (ii) the Receivables in respect of the Qualified Substitute Timeshare Loans due after the related Cut-Off Date, (iii) the related Timeshare Loan Documents (excluding any rights as developer or declarant under the Timeshare Declaration, the Timeshare Program Consumer Documents or the Timeshare Program

Governing Documents), (iv) all Related Security in respect of such Qualified Substitute Timeshare Loans, (v) the Depositor's rights and remedies under the related Purchase Agreement and Transfer Agreement with respect to such Qualified Substitute Timeshare Loan, and (vi) all income, payments, proceeds and other benefits and rights related to any of the foregoing. Upon such sale, the ownership of each Qualified Substitute Timeshare Loan and all collections allocable to principal and interest thereon since the related Cut-Off Date and all other property interests or rights conveyed pursuant to and referenced in this Section 6(f) shall immediately vest in the Issuer, its successors and assigns. The Depositor shall not take any action inconsistent with such ownership nor claim any ownership interest in any Qualified Substitute Timeshare Loan for any purpose whatsoever other than consolidated financial and federal and state income tax reporting. The Depositor agrees that such Qualified Substitute Timeshare Loans shall be subject to the provisions of this Agreement and shall thereafter be deemed a "Timeshare Loan" for the purposes of this Agreement.

            (g) Officer's Certificate. The Depositor shall, on each related Transfer Date, certify or cause to be certified in writing to the Issuer and the Indenture Trustee that each new Timeshare Loan meets all the criteria of the definition of "Qualified Substitute Timeshare Loan" and that (i) the Timeshare Loan Files for such Qualified Substitute Timeshare Loans have been delivered to the Custodian, and (ii) the Timeshare Loan Servicing Files for such Qualified Substitute Timeshare Loans have been delivered to the Servicer.

            (h) Subsequent Transfer Notices. The Depositor shall, on each related Transfer Date, deliver a Subsequent Transfer Notice in the form attached as Exhibit J to the Indenture, as specified by Section 4.3 of the Indenture.

            (i) Release. In connection with any repurchase, purchase or substitution of one or more Timeshare Loans contemplated by this Section 6, upon satisfaction of the conditions contained in this Section 6, the Issuer and the Indenture Trustee shall execute and deliver or shall cause the execution and delivery of such releases and instruments of transfer or assignment presented to it by the Depositor, in each case, without recourse, as shall be necessary to vest in the Depositor or its designee the legal and beneficial ownership of such Timeshare Loans. The Issuer and the Indenture Trustee shall cause the Custodian to release the related Timeshare Loan Files to the Depositor or its designee and the Servicer to release the related Timeshare Loan Servicing Files to the Depositor or its designee.

            (j) Sole Remedy. It is understood and agreed that the obligations of the Depositor contained in Section 6(a) to cure a material breach, or to repurchase or substitute Defective Timeshare Loans and the obligation of the Depositor to indemnify pursuant to Section 8, shall constitute the sole remedies available to the Issuer or its subsequent assignees for the breaches of any of its representation or warranty contained in Section 5, and such remedies are not intended to and do not constitute "credit recourse" to the Depositor.

            SECTION 7. Additional Covenants of the Depositor. The Depositor hereby covenants and agrees with the Issuer as follows:

            (a) The Depositor shall comply with all applicable laws, rules, regulations and orders applicable to it and its business and properties except where the failure to comply will not have a material adverse effect on the business of the Depositor or its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of the Timeshare Loans.

            (b) The Depositor shall preserve and maintain its existence (corporate or otherwise), rights, franchises and privileges in the jurisdiction of its organization and except where the failure to so preserve and maintain will not have a material adverse effect on the business of the Depositor or its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of the Timeshare Loans.

            (c) On or prior to the Closing Date or a Transfer Date, as applicable, the Depositor shall indicate in its and its Affiliates' computer files and other records that each Timeshare Loan has been sold to the Issuer.

            (d) The Depositor shall respond to any inquiries with respect to ownership of a Timeshare Loan by stating that such Timeshare Loan has been sold to the Issuer and that the Issuer is the owner of such Timeshare Loan.

            (e) On or prior to the Closing Date, the Depositor shall file or cause to be filed, at its own expense, financing statements in favor of the Issuer, and, if applicable, the Indenture Trustee on behalf of the Noteholders, with respect to the Timeshare Loans, meeting the requirements of state law in such manner and in such jurisdictions as are necessary or appropriate to perfect the acquisition of such Timeshare Loans by the Issuer from the Depositor, and shall deliver file-stamped copies of such financing statements to the Issuer and the Indenture Trustee on behalf of the Noteholders.

            (f) The Depositor agrees from time to time, at its own expense, to promptly execute and deliver all further instruments and documents, and to take all further actions, that may be necessary, or that the Issuer or the Indenture Trustee may reasonably request, to perfect, protect or more fully evidence the sale of the Timeshare Loans to the Issuer, or to enable the Issuer or the Indenture Trustee to exercise and enforce its rights and remedies hereunder or under any Timeshare Loan including, but not limited to, powers of attorney, UCC financing statements and assignments of mortgage. The Depositor hereby appoints the Issuer and the Indenture Trustee as attorneys-in-fact, which appointment is coupled with an interest and is therefore irrevocable, to act on behalf and in the name of the Depositor under this Section 7(f).

            (g) Any change in the legal name of the Depositor and any use by it of any tradename, fictitious name, assumed name or "doing business as" name occurring after the Closing Date shall be promptly disclosed to the Issuer and the Indenture Trustee in writing.

            (h) Upon the discovery or receipt of notice by a Responsible Officer of the Depositor of a breach of any of its representations or warranties and covenants contained herein, the Depositor shall promptly disclose to the Issuer and the Indenture Trustee, in reasonable detail, the nature of such breach.

            (i) In the event that the Depositor shall receive any payments in respect of a Timeshare Loan after the Closing Date or Transfer Date, as applicable (including any insurance proceeds that are not payable to the related Obligor), the Depositor shall, within two (2) Business Days of receipt, transfer or cause to be transferred, such payments to the Lockbox Account.

            (j) In the event that the Depositor or the Issuer or any assignee of the Issuer should receive actual notice of any transfer taxes arising out of the transfer, assignment and conveyance of a Timeshare Loan to the Issuer, on written demand by the Issuer, or upon the Depositor otherwise being given notice thereof, the Depositor shall pay, and otherwise indemnify and hold the Issuer, or any subsequent assignee harmless, on an after-tax basis, from and against any and all such transfer taxes.

            (k) The Depositor will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Timeshare Loans at the address of the Depositor listed herein.

            (l) The Depositor authorizes the Issuer and the Indenture Trustee to file continuation statements, and amendments thereto, relating to the Timeshare Loans and all payments made with regard to the related Timeshare Loans without the signature of the Depositor where permitted by law. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law. The Issuer confirms that it is not its present intention to file a photocopy or other reproduction of this Agreement as a financing statement, but reserves the right to do so if, in its good faith determination, there is at such time no reasonable alternative remaining to it.

            SECTION 8. Indemnification.

            (a) The Depositor agrees to indemnify the Issuer, the Indenture Trustee, the Noteholders and the Initial Purchaser (collectively, the "INDEMNIFIED PARTIES") against any and all claims, losses, liabilities, (including reasonable legal fees and related costs) that the Issuer, the Indenture Trustee, the Noteholders or the Initial Purchaser may sustain directly related to any breach of the representations and warranties of the Depositor under Section 5 hereof (the "INDEMNIFIED AMOUNTS") excluding, however (i) Indemnified Amounts to the extent resulting from the gross negligence or willful misconduct on the part of such Indemnified Party; (ii) any recourse for any uncollectible Timeshare Loan not related to a breach of representation or warranty; (iii) recourse to the Depositor for a Defective Timeshare Loan so long as the same is cured, substituted or repurchased pursuant to Section 6 hereof,
(iv) income, franchise or similar taxes by such Indemnified Party arising out of or as a result of this Agreement or the transfer of the Timeshare Loans; (v) Indemnified Amounts attributable to any violation by an Indemnified Party of any requirement of law related to an Indemnified Party; or (vi) the operation or administration of the Indemnified Party generally and not related to the enforcement of this Agreement. The Depositor shall (A) promptly notify the Issuer and the Indenture Trustee if a claim is made by a third party with respect to this Agreement or the Timeshare Loans, and relating to (i) the failure by the Depositor to perform its duties in accordance with the terms of this Agreement or (ii) a breach of the Depositor's representations, covenants and warranties contained in this Agreement, (B) assume (with the consent of the Issuer, the Indenture Trustee, the Noteholders or the Initial Purchaser, as applicable, which consent shall not be unreasonably withheld) the defense of any such claim and (C) pay all expenses in connection therewith, including legal counsel fees and promptly pay, discharge and satisfy any judgment, order or decree which may be entered against it or the Issuer, the Indenture Trustee, the Noteholders or the Initial Purchaser in respect of such claim. If the Depositor shall have made any indemnity payment pursuant to this
Section 8 and the recipient thereafter collects from another Person any amount relating to the matters covered by the foregoing indemnity, the recipient shall promptly repay such amount to the Depositor.

            (b) The obligations of the Depositor under this Section 8 to indemnify the Issuer, the Indenture Trustee, the Noteholders and the Initial Purchaser shall survive the termination of this Agreement and continue until the Notes are paid in full or otherwise released or discharged.

            SECTION 9. No Proceedings. The Depositor hereby agrees that it will not, directly or indirectly, institute, or cause to be instituted, or join any Person in instituting, against the Issuer or any Association, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law so long as there shall not have elapsed one year plus one day since the latest maturing Notes issued by the Issuer.

            SECTION 10. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and mailed or telecommunicated, or delivered as to each party hereto, at its address set forth below or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall not be effective until received by the party to whom such notice or communication is addressed.

      Depositor

      Bluegreen Receivables Finance Corporation VIII
      4950 Communication Avenue, Suite 400
      Boca Raton, Florida 33431
      Attention: Terry Jones, President
      Telecopier:  (561) 912-8121

      Issuer

      BXG Receivables Note Trust 2004-B
      c/o Wilmington Trust Company
      Rodney Square North
      1100 North Market Street
      Wilmington, Delaware 19890-0001
      Attention:  Corporate Trust Administration

      Telecopier No: (302) 651-8882

            SECTION 11. No Waiver; Remedies. No failure on the part of the Depositor, the Issuer or any assignee thereof to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any other remedies provided by law.

            SECTION 12. Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Depositor, the Issuer and their respective successors and assigns. Any assignee of the Issuer shall be an express third party beneficiary of this Agreement, entitled to directly enforce this Agreement. The Depositor may not assign any of its rights and obligations hereunder or any interest herein without the prior written consent of the Issuer and any assignee thereof. The Issuer may, and intends to, assign all of its rights hereunder to the Indenture Trustee on behalf of the Noteholders and the Depositor consents to any such assignment. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until its termination; provided, however, that the rights and remedies with respect to any breach of any representation and warranty made by the Depositor pursuant to Section 5 and the repurchase or substitution and indemnification obligations shall be continuing and shall survive any termination of this Agreement but such rights and remedies may be enforced only by the Issuer and the Indenture Trustee.


            SECTION 13. Amendments; Consents and Waivers. No modification, amendment or waiver of, or with respect to, any provision of this Agreement, and all other agreements, instruments and documents delivered thereto, nor consent to any departure by the Depositor from any of the terms or conditions thereof shall be effective unless it shall be in writing and signed by each of the parties hereto, the written consent of the Indenture Trustee on behalf of the Noteholders is given and confirmation from the Rating Agencies that such action will not result in a downgrade, withdrawal or qualification of any rating assigned to a Class of Notes is received. The Issuer shall provide the Indenture Trustee and the Rating Agencies with such proposed modifications, amendments or waivers. Any waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent to or demand by the Depositor in any case shall, in itself, entitle it to any other consent or further notice or demand in similar or other circumstances. The Depositor acknowledges that in connection with the intended assignment by the Issuer of all of its right, title and interest in and to each Timeshare Loan to the Indenture Trustee on behalf of the Noteholders, the Issuer intends to issue the Notes, the proceeds of which will be used by the Issuer to purchase the Timeshare Loans hereunder.

            SECTION 14. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation, shall not in any way be affected or impaired thereby in any other jurisdiction. Without limiting the generality of the foregoing, in the event that a Governmental Authority determines that the Issuer may not purchase or acquire Timeshare Loans, the transactions evidenced hereby shall constitute a loan and not a purchase and sale, notwithstanding the otherwise applicable intent of the parties hereto, and the Depositor shall be deemed to have granted to the Issuer as of the date hereof, a first priority perfected security interest in all of the Depositor's right, title and interest in, to and under such Timeshare Loans and the related property as described in Section 2 hereof.

            SECTION 15. GOVERNING LAW; CONSENT TO JURISDICTION.

                  (A) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAW.

                  (B) THE PARTIES TO THIS AGREEMENT HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY AND EACH PARTY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE ADDRESS SET FORTH ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. THE PARTIES HERETO EACH WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION 15 SHALL AFFECT THE RIGHT OF THE parties to this agreement TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY OF THEM TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY OTHER JURISDICTION.

            SECTION 16. Heading. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

            SECTION 17. Execution in Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and both of which when taken together shall constitute one and the same agreement.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duty authorized, as of the date first above written.

                                  Very truly yours,

                                  BLUEGREEN RECEIVABLES FINANCE
                                  CORPORATION VIII

                                  By: /S/ ALLAN J. HERZ
                                  Printed Name: Allan J. Herz
                                  Title:  Vice President and Assistant Secretary

                                  BXG RECEIVABLES NOTE TRUST 2004-B
                                  By:  Wilmington Trust Company,
                                       as Owner Trustee

                                  By: /S/ JANET R. HAVRILLA
                                  Printed Name:  Janet R. Havrilla
                                  Title: Financial Services Officer

Agreed and acknowledged as to
the last paragraph of Section 3
herein only:

BLUEGREEN VACATION CLUB TRUST

By: Vacation Trust, Inc., Individually and as Club Trustee

By: /S/ SHARI A. BASYE
Printed Name: Shari A. Basye
Title: Secretary/Treasurer

                     [Signature Page to the Sale Agreement]

                                   SCHEDULE I

      Representations and Warranties of the Depositor Regarding the Timeshare Loans

With respect to each Timeshare Loan, as of the related Closing Date or Transfer Date, as applicable:

      (a) except if such Timeshare Loan is listed on Schedule II(a) hereto, payments due under the Timeshare Loan are fully-amortizing and payable in level monthly installments;

      (b) payment obligations under the Timeshare Loan bears a fixed rate of interest;

      (c) the Obligor thereunder has made a down payment by cash, check or credit card of at least 10% percent of the actual purchase price (including closing costs) of the Timeshare Property (which cash down payment may, in the case of Upgraded Club Loans only, be represented by the principal payments on such Timeshare Loan since its date of origination) and no part of such payment has been made or loaned to Obligor by Bluegreen, the Depositor or an Affiliate thereof;

      (d) as of the related Cut-Off Date, no principal or interest due with respect to the Timeshare Loan is sixty (60) days or more Delinquent;

      (e) the Obligor is not an Affiliate of Bluegreen or any Subsidiary; provided, that solely for the purposes of this representation, a relative of an employee and employees of Bluegreen or any Subsidiary (or any of its Affiliates) shall not be deemed to be an "Affiliate";

      (f) immediately prior to the conveyance of the Timeshare Loan to the Issuer, the Depositor will own full legal and equitable title to such Timeshare Loan, and the Timeshare Loan (and the related Timeshare Property) is free and clear of adverse claims, liens and encumbrances and is not subject to claims of rescission, invalidity, unenforceability, illegality, defense, offset, abatement, diminution, recoupment, counterclaim or participation or ownership interest in favor of any other Person;

      (g) the Timeshare Loan (other than an Aruba Loan) is secured directly by a first priority Mortgage on the related purchased Timeshare Property;

      (h) with respect to each Club Loan, the Timeshare Property mortgaged by or at the direction of the related Obligor constitutes a fractional fee simple timeshare interest in real property at the related Resort that entitles the holder of the interest to the use of a specific property for a specified number of days each year or every other year; the related Mortgage has been delivered for filing and recordation with all appropriate governmental authorities in all jurisdictions in which such Mortgage is required to be filed and recorded to create a valid, binding and enforceable first Lien on the related Timeshare Property and such Mortgage creates a valid, binding and enforceable first Lien on the related Timeshare Property, subject only to Permitted Liens; and the Depositor is in compliance with any Permitted Lien respecting the right to the use of such related Timeshare Property; each of the Assignments of Mortgage and each related endorsement of the related Mortgage Note constitutes a duly executed, legal, valid, binding and enforceable assignment or endorsement, as the case may be, of such related Mortgage and related Mortgage Note, and all monies due or to become due thereunder, and all proceeds thereof;

      (i) with respect to the Obligor and a particular Timeshare Property purchased by such Obligor, there is only one original Mortgage and Mortgage Note, in the case of a Club Loan, and, only one Finance Agreement, in the case of an Aruba Loan; all parties to the related Mortgage and the related Mortgage Note (and, in the case of an Aruba Loan, Finance Agreement) had legal capacity to enter into such Timeshare Loan Documents and to execute and deliver such related Timeshare Loan Documents, and such related Timeshare Loan Documents have been duly and properly executed by such parties; any amendments to such related Timeshare Loan Documents required as a result of any mergers involving the Depositor or its predecessors, to maintain the rights of the Depositor or its predecessors thereunder as a mortgagee (or a Depositor, in the case of the Aruba Loan) have been completed;

      (j) at the time the related Originator originated such Timeshare Loan to the related Obligor, such Originator had full power and authority to originate such Timeshare Loan and the Obligor had good and indefeasible fee title or good and marketable fee simple title, or, in the case of an Aruba Loan, a cooperative interest, as applicable, to the Timeshare Property related to such Timeshare Loan, free and clear of all Liens, except for Permitted Liens;

      (k) the related Mortgage (or, in the case of an Aruba Loan, the related Finance Agreement) contains customary and enforceable provisions so as to render the rights and remedies of the holder thereof adequate for the realization against the related Timeshare Property of the benefits of the security interests or lender's contractual rights intended to be provided thereby, including (a) if the Mortgage is a deed of trust, by trustee's sale, including power of sale, (b) otherwise by judicial foreclosure or power of sale and/or (c) termination of the contract, forfeiture of Obligor deposits and payments towards the related Timeshare Loan and expulsion from the related Association; in the case of the Club Loans, there is no exemption available to the related Obligor which would interfere with the mortgagee's right to sell at a trustee's sale or power of sale or right to foreclose such related Mortgage, as applicable;

      (l) the related Mortgage Note is not and has not been secured by any collateral except the Lien of the related Mortgage;

      (m) if a Mortgage secures a Timeshare Loan, the title to the related Timeshare Property is insured (or a binding commitment for title insurance, not subject to any conditions other than standard conditions applicable to all binding commitments, has been issued) under a mortgagee title insurance policy issued by a title insurer qualified to do business in the jurisdiction where the related Timeshare Property is located in a form generally acceptable to prudent originators of similar mortgage loans, insuring the Depositor or its predecessor and its successors and assigns, as to the first priority mortgage Lien of the related Mortgage in an amount equal to the outstanding Loan Balance of such Timeshare Loan, and otherwise in form and substance acceptable to the Indenture Trustee; the Depositor or its assignee is a named insured of such mortgagee's title insurance policy; such mortgagee's title insurance policy is in full force and effect; no claims have been made under such mortgagee's title insurance policy and no prior holder of such Timeshare Loan has done or omitted to do anything which would impair the coverage of such mortgagee's title insurance policy; no premiums for such mortgagee's title insurance policy, endorsements and all special endorsements are past due;

      (n) the Depositor has not taken (or omitted to take), and has no notice that the related Obligor has taken (or omitted to take), any action that would impair or invalidate the coverage provided by any hazard, title or other insurance policy on the related Timeshare Property;

      (o) all applicable intangible taxes and documentary stamp taxes were paid as to the related Timeshare Loan;

      (p) the proceeds of the Timeshare Loan have been fully disbursed, there is no obligation to make future advances or to lend additional funds under the originator's commitment or the documents and instruments evidencing or securing the Timeshare Loan and no such advances or loans have been made since the origination of the Timeshare Loan;

      (q) the terms of each Timeshare Loan Document has not been impaired, waived, altered or modified in any respect, except (x) by written instruments which are part of the related Timeshare Loan Documents or (y) in accordance with the Credit Policy or the Servicing Standard (provided that no Timeshare Loan has been impaired, waived, altered, or modified in any respect more than once). No other instrument has been executed or agreed to which would effect any such impairment, waiver, alteration or modification; the Obligor has not been released from liability on or with respect to the Timeshare Loan, in whole or in part; if required by law or prudent originators of similar loans in the jurisdiction where the related Timeshare Property is located, all waivers, alterations and modifications have been filed and/or recorded in all places necessary to perfect, maintain and continue a valid first priority Lien of the related Mortgage, subject only to Permitted Liens;

      (r) other than if it is an Aruba Loan, the Timeshare Loan is principally and directly secured by an interest in real property;

      (s) the Timeshare Loan was originated by one of the Depositor's Affiliates in the normal course of its business; the Timeshare Loan originated by the Depositor's Affiliates was underwritten in accordance with its underwriting guidelines; to the Depositor's Knowledge, the origination, servicing and collection practices used by the Depositor's Affiliates with respect to the Timeshare Loan have been in all respects, legal, proper, prudent and customary;

      (t) the related Timeshare Loan is assignable to and by the obligee and its successors and assigns and the related Timeshare Property is assignable upon liquidation of the related Timeshare Loan, without the consent of any other Person (including any Association, condominium association, homeowners' or timeshare association);

      (u) the related Mortgage is and will be prior to any Lien on, or other interests relating to, the related Timeshare Property;

      (v) to the Depositor's Knowledge, there are no delinquent or unpaid taxes, ground rents (if any), water charges, sewer rents or assessments outstanding with respect to any of the Timeshare Properties, nor any other outstanding Liens or charges affecting the Timeshare Properties that would result in the imposition of a Lien on the Timeshare Property affecting the Lien of the related Mortgage or otherwise materially affecting the interests of the Indenture Trustee on behalf of the Noteholders in the related Timeshare Loan;

      (w) other than with respect to delinquent payments of principal or interest 60 (sixty) or fewer days past due as of the Cut-Off Date, there is no default, breach, violation or event of acceleration existing under the Mortgage, the related Mortgage Note or any other document or instrument evidencing, guaranteeing, insuring or otherwise securing the related Timeshare Loan, and no event which, with the lapse of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration thereunder; and the Depositor has not waived any such material default, breach, violation or event of acceleration under the Finance Agreement, Mortgage, the Mortgage Note or any such other document or instrument, as applicable;

      (x) neither the Obligor nor any other Person has the right, by statute, contract or otherwise, to seek the partition of the Timeshare Property;

      (y) the Timeshare Loan has not been satisfied, canceled, rescinded or subordinated, in whole or in part; no portion of the Timeshare Property has been released from the Lien of the related Mortgage, in whole or in part; no instrument has been executed that would effect any such satisfaction, cancellation, rescission, subordination or release; the terms of the related Mortgage do not provide for a release of any portion of the Timeshare Property from the Lien of the related Mortgage except upon the payment of the Timeshare Loan in full;

      (z) the Depositor and any of its Affiliates and, to the Depositor's Knowledge, each other party which has had an interest in the Timeshare Loan is (or, during the period in which such party held and disposed of such interest, was) in compliance with any and all applicable filing, licensing and "doing business" requirements of the laws of the state wherein the Timeshare Property is located to the extent necessary to permit the Depositor to maintain or defend actions or proceedings with respect to the Timeshare Loan in all appropriate forums in such state without any further act on the part of any such party;

      (aa) there is no current obligation on the part of any other person (including any buy down arrangement) to make payments on behalf of the Obligor in respect of the Timeshare Loan;

      (bb) the related Association was duly organized and are validly existing; a manager (the "MANAGER") manages such Resort and performs services for the Associations, pursuant to an agreement between the Manager and the respective Associations, such contract being in full force and effect; to the Depositor's Knowledge the Manager and the Associations have performed in all material respects all obligations under such agreement and are not in default under such agreement;

      (cc) in the case of Bluegreen Owned Resorts (other than La Cabana Resort and Casa Del Mar Resort) and to the Depositor's Knowledge with respect to the Non-Bluegreen Owned Resorts and La Cabana Resort and Casa Del Mar Resort, (i) the related Resort is insured in the event of fire, earthquake, or other casualty for the full replacement value thereof, and in the event that the Timeshare Property should suffer any loss covered by casualty or other insurance, upon receipt of any insurance proceeds, the Associations at the Resorts are required, during the time such Timeshare Property is covered by such insurance, under the applicable governing instruments either to repair or rebuild the portions of the Timeshare Project in which the Timeshare Property is located or to pay such proceeds to the holders of any related Mortgage secured by a timeshare estate in the portions of the Timeshare Project in which the Timeshare Property is located; (ii) the related Resort, if located in a designated flood plain, maintains flood insurance in an amount not less than the maximum level available under the National Flood Insurance Act of 1968, as amended or any applicable laws; (iii) the related Resort has business interruption insurance and general liability insurance in such amounts generally acceptable in the industry; and (iv) the related Resort's insurance policies are in full force and effect with a generally acceptable insurance carrier;

      (dd) the related Mortgage gives the obligee and its successors and assigns the right to receive and direct the application of insurance and condemnation proceeds received in respect of the related Timeshare Property, except where the related condominium declarations, timeshare declarations or applicable state law provide that insurance and condemnation proceeds be applied to restoration of the improvements;

      (ee) each rescission period applicable to the related Timeshare Loan has expired;

      (ff) no selection procedures were intentionally utilized by the Depositor in selecting the Timeshare Loan which the Depositor knew were materially adverse to the Indenture Trustee or the Noteholders;

      (gg) the Units related to the Timeshare Loan in the related Resort have been completed in all material respects as required by applicable state and local laws, free of all defects that could give rise to any claims by the related Obligors under home warranties or applicable laws or regulations, whether or not such claims would create valid offset rights under the law of the State in which the Resort is located; to the extent required by applicable law, valid certificates of occupancy for such Units have been issued and are currently outstanding; the Depositor or any of its Affiliates have complied in all material respects with all obligations and duties incumbent upon the developers under the related timeshare declaration (each a "DECLARATION"), as applicable, or similar applicable documents for the related Resort; no practice, procedure or policy employed by the related Association in the conduct of its business violates any law, regulation, judgment or agreement, including, without limitation, those relating to zoning, building, use and occupancy, fire, health, sanitation, air pollution, ecological, environmental and toxic wastes, applicable to such Association which, if enforced, would reasonably be expected to (a) have a material adverse impact on such Association or the ability of such Association to do business, (b) have a material adverse impact on the financial condition of such Association, or (c) constitute grounds for the revocation of any license, charter, permit or registration which is material to the conduct of the business of such Association; the related Resort and the present use thereof does not violate any applicable environmental, zoning or building laws, ordinances, rules or regulations of any governmental authority, or any covenants or restrictions of record, so as to materially adversely affect the value or use of such Resort or the performance by the related Association of its obligations pursuant to and as contemplated by the terms and provisions of the related Declaration; there is no condition presently existing, and to the Depositor's Knowledge, no event has occurred or failed to occur prior to the date hereof, concerning the related Resort relating to any hazardous or toxic materials or condition, asbestos or other environmental or similar matters which would reasonably be expected to materially and adversely affect the present use of such Resort or the financial condition or business operations of the related Association, or the value of the Notes;

      (hh) except if such Timeshare Loan is listed on Schedule II(hh) hereto, the original Loan Balance of such Timeshare Loan does not exceed $25,000;

      (ii) payments with respect to the Timeshare Loan are to be in legal tender of the United States;

      (jj) all monthly payments made on the Timeshare Loan have been made by the Obligor and not by the Depositor or any Affiliate of the Depositor on the Obligor's behalf;

      (kk)  the Timeshare Loan relates to a Resort;

      (ll) the Timeshare Loan constitutes either "chattel paper", a "general intangible" or an "instrument" as defined in the UCC as in effect in all applicable jurisdictions;

      (mm) the sale, transfer and assignment of the Timeshare Loan and the Related Security does not contravene or conflict with any law, rule or regulation or any contractual or other restriction, limitation or encumbrance, and the sale, transfer and assignment of the Timeshare Loan and Related Security does not require the consent of the Obligor;

      (nn) each of the Timeshare Loan, the Related Security, related Assignment of Mortgage, related Mortgage, related Mortgage Note, related Finance Agreement and each other related Timeshare Loan Document are in full force and effect, constitute the legal, valid and binding obligation of the Obligor thereof enforceable against such Obligor in accordance with its terms subject to the effect of bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, assignment, liquidation, conservatorship or moratorium, and is not subject to any dispute, offset, counterclaim or defense whatsoever;

      (oo) the Timeshare Loan relates to a Completed Unit and the Related Security do not, and the origination of each Timeshare Loan did not, contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, retail installment sales, truth in lending, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party thereto has been or is in violation of any such law, rule or regulation in any material respect if such violation would impair the collectibility of such Timeshare Loan and the Related Security; no Timeshare Loan was originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, conveyance or assignment of such Timeshare Loan would be unlawful, void or voidable;

      (pp) to Depositor's Knowledge, (i) no bankruptcy is currently existing with respect to the Obligor, (ii) the Obligor is not insolvent and
            (iii) the Obligor is not an Affiliate of the Depositor;

      (qq) except if such Timeshare Loan is listed on Schedule II(qq) hereof, the Timeshare Loan shall not have a Timeshare Loan Rate less than 6% per annum;

      (rr) except if such Timeshare Loan is listed on Schedule II(rr) hereof, the Obligor has made at least two (2) month's aggregate required payments with respect to the Timeshare Loan (not including any down payment);

      (ss) if a Resort (other than the La Cabana Beach Resort & Racquet Club in Aruba) is subject to a construction loan, the construction lender shall have signed and delivered a non-disturbance agreement (which may be contained in such lender's mortgage) pursuant to which such construction lender agrees not to foreclose on any Timeshare Properties relating to a Timeshare Loan which have been sold pursuant to this Agreement;

      (tt) the Timeshare Properties and the related Resorts are free of material damage and waste and are in good repair and fully operational; there is no proceeding pending or threatened for the total or partial condemnation of or affecting any Timeshare Property or taking of the Timeshare Property by eminent domain; the Timeshare Properties and the Resorts in which the Timeshare Properties are located are lawfully used and occupied under applicable law by the owner thereof;

      (uu) the portions of the Resorts in which the Timeshare Properties are located which represent the common facilities are free of material damage and waste and are in good repair and condition, ordinary wear and tear excepted;

      (vv) no foreclosure or similar proceedings have been instituted and are continuing with respect to the Timeshare Loan or the related Timeshare Property;

      (ww) with respect to the Aruba Loans only, Bluegreen shall own, directly or indirectly, 100% of the economic and voting interests of the Aruba Originator;

      (xx) the Timeshare Loan does not have an original term to maturity in excess of 120 months;

      (yy) to the Depositor's Knowledge, the capital reserves and maintenance fee levels of the Associations related to the Resorts are adequate in light of the operating requirements of such Associations;

      (zz) except as required by law, the Timeshare Loan may not be assumed without the consent of the obligee;

      (aaa) for each Club Loan, the Obligor under the Timeshare Loan has not had its rights under the Club Trust Agreement suspended;

      (bbb) the payments under the Timeshare Loan are not subject to withholding taxes imposed by any foreign governments;

      (ccc) each entry with respect to the Timeshare Loan as set forth on
            Schedule II and Schedule III hereof is true and correct. Each entry with respect to a Qualified

            Substitute Timeshare Loan as set forth on Schedule II and Schedule III hereof, as revised, is true and correct;

      (ddd) if the Timeshare Loan relates to a Timeshare Property located in Aruba, a notice has been mailed or will be mailed by July 31, 2004 (with respect to Timeshare Loans sold on the Closing Date) or within 30 days of the Transfer Date, as applicable, to the related Obligor indicating that such Timeshare Loan has been transferred to the Purchaser and will ultimately be transferred to the Issuer and pledged to the Indenture Trustee for the benefit of the Noteholders; and

      (eee) no broker is, or will be, entitled to any commission or compensation in connection with the transfer of the Timeshare Loans hereunder.

      (fff) if the related Obligor is paying its scheduled payments by pre-authorized debit or charge, such Obligor has executed an ACH Form substantially in the form attached hereto as Exhibit C.

      (ggg) the Timeshare Loan if a Subsequent Timeshare Loan, satisfies the criteria for Subsequent Timeshare Loans specified in Section 4.3 of the Indenture.

      (hhh) if the Timeshare Loan is an Aruba Loan, such Timeshare Loan was originated prior to January 26, 2004.